UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 7, 2003

ARI NETWORK SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-19608	39-1388360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11425 West Lake Park Drive, Suite 900 Milwaukee, Wisconsin 53224 (Address of principal executive offices)

Registrant’s telephone number, including area code:  (414) 973-4300

Item 5.  Other Events.

On August 7, 2003, the Board of Directors declared a dividend of one “Right” for each outstanding share of the Company’s common stock, par value $.001 per share (the “Common Stock”), for shareholders of record at the close of business on August 18, 2003.  The Rights Plan is embodied in the Rights Agreement (as amended from time to time, the “Rights Agreement”) entered into between the Company and American Stock Transfer & Trust Company, which is the agent that will administer the Rights Agreement.

Each Right generally entitles the holder to purchase, in certain circumstances, one one-thousandth (1/1,000) of a share of the Company’s newly created Series B Junior Preferred Stock, par value $.001 per share, at a price of $10.00 per share.  The Rights generally will not become exercisable until any person or entity acquires, or initiates a tender offer to acquire, at least 10% of the Company’s then outstanding common stock.  In such event, the Rights convert into the right to buy shares of common stock at effectively one-half of the Company’s then-current stock price.  The Rights are redeemable under certain circumstances at $0.01 per Right and will expire, unless earlier redeemed, on August 18, 2013.

A complete description and terms of the Rights Plan is set forth in the Rights Agreement, a copy of which is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

(c)

Exhibits

Exhibit No.	Description

3.1	Articles of Incorporation of the Company, as amended, incorporated herein by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 1999.

3.2	Articles of Amendment of the Company, filed herewith.

10.1	Rights Agreement, dated as of August 7, 2003, between the Company and American Stock Transfer & Trust Company, as Rights Agent, filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 14, 2003

ARI NETWORK SERVICES, INC.

By:

 /s/ Brian E. Dearing

Brian E. Dearing

Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Incorporation of the Company, as amended, incorporated herein by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 1999.

3.2	Form of Articles of Amendment of the Company, filed herewith.

10.1	Form of Rights Agreement, dated as of August 7, 2003, between the Company and American Stock Transfer & Trust Company, as Rights Agent, filed herewith.